Boo Koo Holdings Appoints Former Snapple and Cadbury Schweppes Executives to Lead Next Phase of Growth

ADDISON, Texas, June 23, 2008 /PRNewswire-FirstCall via COMTEX News Network/ -- Boo Koo Holdings, Inc. (OTC Bulletin Board: BOKO) (http://finance.yahoo.com/q/h?s=boko.ob), an innovative beverage company which recently disclosed plans to change its name to Performing Brands, Inc., announced today that it has appointed Jack Belsito, formerly President of Snapple Distributors, Inc. as Chairman. In addition, Mr. Belsito will assume the CEO's position during the 2008 fourth quarter. Joe Bayern, formerly Chief Strategy Officer of Cadbury Schweppes Americas Beverages and currently a Consultant to the Company, will become the Company's President in September. Mr. Belsito replaces Gil Cassagne as Chairman. Mr. Cassagne will remain a Director.

Mr. Belsito has more than 25 years of experience in the consumer products industry and over 20 years in beverages with companies such as Procter & Gamble, Pepsi, Snapple and Cadbury Schweppes Americas Beverages. He most recently held the position of President, Snapple Distributors, Inc., for Cadbury Schweppes Americas Beverages where he also served as part of the executive board. Prior to his current position, Mr. Belsito held positions of Chief Executive Officer of the Snapple Beverage Group and the President of RC Cola. Mr. Belsito has extensive experience in the beverage industry holding senior positions in Franchising, Marketing, Sales, Business Development and M&A. He has led the acquisitions of both branded companies and bottling and distribution companies.

"I am excited to be taking on the additional responsibilities of Chairman at a time when the Company has unprecedented opportunities for growth," said Mr. Belsito. "We have a unique opportunity to build a leading consumer beverage company focused on health, wellness and functional benefit beverages."

Mr. Bayern has more than 10 years of experience in the consumer products industry and over 10 years in the consulting industry. He most recently held the position of Chief Strategy Officer of Cadbury Schweppes Americas Beverages where he also served as part of the executive board. Prior to his current position, Mr. Bayern served as the Director of Global Strategy of Cadbury Schweppes in London. Prior to joining Cadbury, he worked at Snapple Beverage Group where he held a variety of positions including Senior Vice President of Operations, Chief Information Officer and Chief Strategy Officer.

"I look forward to helping build a leading consumer beverage company," added Mr. Bayern. "The opportunities in the health, wellness and functional beverage space have never been greater, and the experience that the management team has in building other brands positions it well to become a leader in this category."

"I am pleased to welcome such experienced operators to key management positions at a time when the Company is positioning itself for both organic growth and acquisitions," said Mr. Cassagne. "I have first-hand experience, from working with Jack and Joe, in developing other successful beverage brands and I look forward to supporting them as a Director as they lead the Company through its next phase of growth."

About Boo Koo

Boo Koo currently develops, produces, markets and distributes alternative beverage category energy drinks under the Boo Koo(R) and Gazzu(TM) brand names. Boo Koo currently sells and distributes its products in parts of the United States and Canada through its network of regional bottlers and other direct store delivery distributors, including independent Coca-Cola, Cadbury Schweppes and other wholesale distributors. Gazzu(TM) is sold exclusively to Circle K. Boo Koo's products are sold primarily to mainstream convenience and grocery store chains, drug stores, gas stations and other retail outlets. The Company's objective is to transition from an energy beverage maker to a broader-based consumer beverage company focused on health, wellness and functional benefit beverages.

Forward-looking Statements

This news release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to future products and relationships. Forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company's control, and which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements, including its ability to raise additional capital, its reliance on distributors of its products, its ability to manage

inventory, its ability to maintain relationships with customers, its reliance on third parties to produce and package its products, its limited operating history, the availability and cost of raw materials, effects of competition and the other factors listed under "Risk Factors" in its filings with the SEC. All statements other than statements of historical fact are statements that could be forward-looking statements. The Company assumes no obligation to update the information contained in this news release.

SOURCE Boo Koo Holdings, Inc.

http://www.bookooenergy.com/